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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Ramco-Gershenson Properties Trust on Form S-3 of our report dated February 17, 1998, appearing in the Annual Report on Form 10-K of Ramco-Gershenson Properties Trust for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE
Detroit, Michigan
June 26, 1998